EXECUTION VERSION RENT THE RUNWAY, INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN NOTICE OF PERFORMANCE STOCK UNIT AWARD You have been granted performance stock units (“PSUs”) representing shares of common stock of Rent the Runway, Inc. (the “Company”) on the following terms: Name of Participant: Dhiren Fonseca Number of PSUs Granted: 2,005,988 Date of Grant: February 27, 2026 Effective Date: Vesting Schedule: October 28, 2025 The PSUs shall vest upon your satisfaction of both the Performance-Based Vesting Requirement and the Time-Based Vesting Requirement (each, as defined and more fully described in the PSU Agreement) These PSUs are granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2021 Incentive Award Plan (the “Plan”) and the PSU Agreement, both of which are incorporated into this document. You agree that you have reviewed the Plan, this Notice of PSU Award and the PSU Agreement, you have had an opportunity to obtain the advice of counsel prior to executing this Notice of PSU Award and that you understand the terms of the Plan, this Notice of PSU Award and the PSU Agreement. You agree to accept electronically all documents relating to the Plan or this PSU Award. You further agree to comply with the Company’s insider trading policy in effect from time to time when selling shares of the Company’s common stock. BY ACKNOWLEDGING AND ACCEPTING THIS NOTICE, THE PSU AGREEMENT AND THE PLAN, YOU AGREE TO THE TERMS AND CONDITIONS DESCRIBED IN THESE DOCUMENTS

RENT THE RUNWAY, INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN PERFORMANCE STOCK UNIT AGREEMENT Grant of Units Subject to all of the terms and conditions set forth in the Notice of PSU Award, this PSU Agreement (this “Agreement”) and the Plan, the Company has granted to you PSUs in an amount equal to the Number of PSUs Granted as set forth in the Notice of PSU Award. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Notice of PSU Award or the Plan. Payment for Units No payment is required for the PSUs that you are receiving. Vesting Schedule Except as otherwise set forth in this Agreement or the Plan, the PSUs granted to you hereunder shall vest upon your satisfaction of both (i) the Performance-Based Vesting Requirement, and (ii) the Time-Based Vesting Requirement. Any PSUs granted hereunder that satisfy both the Performance-Based Vesting Requirement and the Time-Based Vesting Requirement shall be deemed a “Vested PSU.” Performance-Based Vesting Requirement The Performance-Based Vesting Requirement will be tested upon each occurrence of an Investor Group Sale following the Date of Grant, provided that the aggregate number of Shares sold by the Investor Group to a bona fide third party or group of third parties as of such Investor Group Sale equals or exceeds ten percent (10%) of the Shares held by the Investor Group as of the Closing. Upon each such Investor Group Sale, a number of PSUs (if any) will satisfy the Performance-Based Vesting Requirement such that, when aggregated with any PSUs that previously satisfied the Performance-Based Vesting Requirement, the total number of PSUs that have satisfied the Performance-Based Vesting Requirement equals the product of (i) the Number of PSUs Granted; (ii) the Earned PSU Percentage (as determined below); and (iii) a fraction, the numerator of which is the aggregate number of Shares sold by the Investor Group to one or more bona fide third parties as of immediately following such Investor Group Sale, and the denominator of which is the aggregate number of Shares held by the Investor Group as of the Closing, in each case, as determined by the Company in its reasonable discretion. The “Earned PSU Percentage” applicable to each Investor Group Sale shall be determined based on the Implied Equity 2

Value of the Company calculated in connection with such Investor Group Sale and shall be equal to, in the event that the Implied Equity Value of the Company (as defined below) is (i) less than $400,000,000, 0%; (ii) at least $400,000,000 but less than $1,400,000,000, 20% plus an additional 0.08% for each incremental $1,000,000 of Implied Equity Value of the Company that is above $400,000,000, and (iii) at least $1,400,000,000, 100%. Linear interpolation shall not be applied in determining the Earned PSU Percentage. For example, if the Implied Equity Value of the Company is equal to $600,000,000 and the aggregate number of Shares sold by the Investor Group to a bona fide third party or group of third parties as of such Investor Group Sale equals 30% of the Shares held by the Investor Group as of the Closing, then the Earned PSU Percentage shall be equal to 36% (i.e., 20% plus (200 * 0.08%)), and the number of PSUs that would satisfy the Performance-Based Vesting Requirement upon such Investor Group Sale would equal 216,647 (i.e., 36% * 30% * the Number of PSUs Granted), with the remaining 1,789,341 PSUs subject to this Award being eligible to vest on a subsequent Investor Group Sale, subject to the terms and conditions herein. Upon the consummation of one or more Investor Group Sales resulting in the sale to a bona fide third party or group of third parties of at least fifty percent (50%) of the Shares held by the Investor Group as of the Closing (a “50% Sale”), a number of PSUs (if any) shall satisfy the Performance-Based Vesting Requirement such that, after taking into account any PSUs that previously satisfied the Performance-Based Vesting Requirement in connection with prior Investor Group Sales, the aggregate number of PSUs that have satisfied the Performance-Based Vesting Requirement equals (i) the Number of PSUs Granted, multiplied by (ii) the applicable Earned PSU Percentage in such 50% Sale. Without limiting the foregoing, if, following a 50% Sale, you remain continuously employed by the Company or any of its Affiliates through the date of any subsequent Investor Group Sale, the Implied Equity Value of the Company will be recalculated based on such subsequent sale or sales. To the extent such recalculated Implied Equity Value would have resulted in a higher Earned PSU Percentage had it applied at the time of the 50% Sale, you shall vest in such additional number of PSUs as necessary to give effect to such higher 3

Earned PSU Percentage, as determined in the Company’s reasonable discretion. For example, if the Implied Equity Value of the Company is equal to $600,000,000 in a 50% Sale, then the Earned PSU Percentage shall be equal to 36% (i.e., 20% plus (200 * 0.08%)), and the number of PSUs that would satisfy the Performance-Based Vesting Requirement, after taking into account any PSUs that have previously satisfied the Performance-Based Vesting Required, upon such Investor Group Sale would equal 722,156 PSUs, with the remaining 1,283,832 PSUs subject to this Award being eligible to vest on a subsequent Investor Group Sale, subject to the Time-Based Vesting Requirement. For purposes of this Agreement, “Implied Equity Value of the Company” means the price per share received by the Investor Group (as defined below) in connection with any transaction or transactions, the consummation of which constitute an Investor Group Sale, multiplied by the total number of Shares outstanding as of immediately prior to the applicable transaction. The Board shall determine the Implied Equity Value of the Company in good faith. For purposes of this Agreement, “Investor Group Sale” means a transaction or series of related transactions resulting in the sale of any Shares held by the Investor Group to a bona fide third party or group of third parties. For purposes of this Agreement, “Investor Group” means, collectively, CHS US Investments, LLC, Gateway Runway LLC, and S3 RR Aggregator, LLC. Market Value Vesting (A) Notwithstanding anything to the contrary in this Agreement, on the fourth (4th) anniversary of the Effective Date, the Performance-Based Vesting Requirement shall be tested based on the Implied Equity Value of the Company as of such date. For this purpose, the Implied Equity Value of the Company shall be determined using the volume-weighted average price of the Shares over the ninety (90) consecutive trading days ending on (and including) such anniversary date (or, if the Shares are not traded on each such day, such other customary period as determined by the Company in its reasonable discretion). If the Implied Equity Value of the Company as of such date is less than $700,000,000, no PSUs shall satisfy the 4

Performance-Based Vesting Requirement pursuant to this Section. If the Implied Equity Value of the Company as of such date is at least $700,000,000 (the “Market Value Vesting Threshold”), a number of PSUs shall satisfy the Performance-Based Vesting Requirement equal to the product of: (i) the Number of PSUs Granted and (ii) the Earned PSU Percentage determined based on such Implied Equity Value. (B) Following the fourth (4th) anniversary of the Effective Date, the Implied Equity Value of the Company shall be reassessed as of the last day of each fiscal quarter of the Company using the same volume-weighted average price methodology set forth above, as determined by the Company in its reasonable discretion. To the extent the Market Value Vesting Threshold is satisfied and the Earned PSU Percentage determined as of any such quarterly measurement date exceeds the Earned PSU Percentage used for the immediately preceding measurement date, an additional number of PSUs shall satisfy the Performance-Based Vesting Requirement equal to the incremental increase resulting from application of the foregoing formula to such higher Implied Equity Value. (C) Notwithstanding anything to the contrary set forth herein, in the event of your Termination of Service by the Company without Cause (as defined below) or resignation for Good Reason (as defined below) at any time on or after the fourth anniversary of the Date of Grant, and provided that the Implied Equity Value of the Company as of such Termination of Service is at least $400,000,000, the Implied Equity Value shall be reassessed as of your last day of employment using the same volume-weighted average price methodology set forth above, as determined by the Company in its reasonable discretion. To the extent the Earned PSU Percentage determined as of any such measurement date exceeds the Earned PSU Percentage used for the immediately preceding measurement date, an additional number of PSUs shall satisfy the Performance-Based Vesting Requirement equal to the incremental increase resulting from application of the foregoing formula to such higher Implied Equity Value. In addition, you shall remain eligible for continued vesting under this Section for a period of nine (9) months following such Termination of Service, as if you had remained continuously employed by the Company or its Affiliates during such period, subject to the terms and conditions of this Agreement; provided, that for purposes of this paragraph, the Market Value Vesting Threshold shall be $400,000,000. 5

(D) In the event of your resignation for a reason other than Good Reason after the fourth (4th) anniversary of the Effective Date, provided that the Implied Equity Value of the Company as of such Termination of Service is at least $700,000,000, the Implied Equity Value of the Company shall be reassessed as of your last day of employment using the same volume-weighted average price methodology set forth above, as determined by the Company in its reasonable discretion. To the extent the Earned PSU Percentage determined as of such date exceeds the Earned PSU Percentage used for the immediately preceding measurement date, an additional number of PSUs shall satisfy the Performance-Based Vesting Requirement equal to the incremental increase resulting from application of the foregoing formula. (E) Notwithstanding anything to the contrary set forth herein, vesting under this Agreement shall be determined on a net, cumulative “catch-up” basis giving effect to the greatest level of vesting achieved under any applicable vesting mechanism, and in no event shall the same PSU vest more than once. Time-Based Vesting Requirement The Time-Based Vesting Requirement shall be satisfied upon each Vesting Event with respect to any PSUs that have satisfied the Performance-Based Vesting Requirement as of such Vesting Event, provided that you have not ceased to be a Service Provider prior to such Vesting Event (subject to the second paragraph of the section entitled “Forfeiture” and except as set forth in the section entitled “Market Value Vesting”). For purposes of this Agreement, “Vesting Event” means each day on which a measurement of Implied Equity Value results in an Earned PSU Percentage, including both Investor Group Sales and measurements under the Market Value Vesting section above. Forfeiture All of your unvested PSUs granted under this Agreement shall be forfeited in their entirety in the event of your Termination of Service for any reason, subject to the following paragraph of this section and except as set forth in the section entitled “Market Value Vesting”. In no event will you receive payment for any PSUs that are forfeited in accordance with this Agreement. Notwithstanding anything to the contrary set forth in the immediately preceding paragraph or in the section entitled 6

“Time-Based Vesting Requirement,” in the event of your Termination of Service by the Company without Cause or your resignation for Good Reason at any time on or following the first anniversary of the Date of Grant, the Time-Based Vesting Requirement shall be deemed satisfied if an Investor Group Sale occurs within the nine-month period following your Termination of Service, solely with respect to those PSUs for which the Performance-Based Vesting Requirement is satisfied as of such Investor Group Sale. The Company shall determine in good faith when your Termination of Service occurs for all purposes of your PSUs. For purposes of this Agreement, “Cause” shall have the meaning set forth in your employment agreement with the Company. For purposes of this Agreement, “Good Reason” shall have the meaning set forth in your employment agreement with the Company. Settlement of Units The Vested PSUs will be settled in Shares within 60 days of the Vesting Date. However, the Company may delay any payment if such payment would violate applicable laws and, in such case, payment will be delayed until the earliest date on which the payment would not cause a violation of laws, provided that the delay will not result in an imposition of taxes under Section 409A of the Internal Revenue Code (“Section 409A”). At the time of settlement, you will receive one Share for each Vested PSU. Notwithstanding any provision of this Agreement to the contrary, in no event shall Vested PSUs be settled to the extent such settlement would cause the number of Shares issued pursuant to the Plan to exceed the Overall Share Limit.  On the first regular annual meeting of the Company’s stockholders following the Date of Grant, the Company shall submit for approval of the Company’s stockholders at such meeting an amendment to the Plan to approve for issuance under the Plan at least such number of Shares as necessary to allow for satisfaction of all PSUs granted hereunder. The Vested PSUs shall remain subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d) until the date that settlement may occur without 7 causing the number of Shares issued pursuant to the Plan to exceed the Overall Share Limit. No fractional Shares will be issued upon settlement. Section 409A The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. Further, if the Company determines that you are a “specified employee,” as defined in the regulations under Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) and it is determined that settlement of these PSUs is not exempt from Section 409A, then any PSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death. Nature of Units / Limitation on Your Rights Your PSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares with respect to your PSUs on a future date, and this Agreement may not be construed as creating a trust. As a holder of PSUs, you have no rights other than the rights of a general unsecured creditor of the Company. Neither the Plan nor any underlying program, in and of itself, has any assets. Stockholder Rights You, or your estate heirs, have no rights as a stockholder of the Company unless and until your PSUs are settled in accordance with the terms of this Agreement by issuing you Shares. Transfer of PSUs You cannot transfer or assign the PSUs. For instance, you may not sell the PSUs or use it as security for a loan. If you attempt to do any of these things, the PSUs will immediately become invalid. You may, however, dispose of the PSUs in your will or by means of a written beneficiary designation; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the beneficiary of the estate were you. Withholding Taxes No stock certificates (or their electronic equivalent) will be distributed to you unless you have paid any withholding taxes that are due as a result of the vesting or settlement of the 8

PSUs. These arrangements include payment in cash, your personal check or arranging for a wire transfer, or payment from the proceeds of the sale of Shares through a Company-approved broker, subject to your compliance with applicable Company policies and procedures.1 With the Administrator’s consent, these arrangements may also include (a)  withholding Shares that otherwise would be issued to you when the PSUs are settled with a Fair Market Value no greater than the maximum amount required to be withheld by law, (b) surrendering Shares that you previously acquired with a Fair Market Value no greater than the maximum amount required to be withheld by law, or (c) any combination of the foregoing. The Fair Market Value of withheld or surrendered Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. If you fail to make timely payment of withholding taxes in connection with the settlement of the PSUs, the Company has the right to satisfy all or any portion of the withholding taxes by withholding Shares otherwise issuable upon settlement of the PSUs. Restrictions on Resale You agree not to sell any Shares issued upon settlement of the PSUs at any time when such sale is prohibited by applicable law, any Company policy applicable to the Company’s directors or executive officers generally, or any agreement between the Company and its underwriters. This restriction will apply as long as your service with the Company or a Subsidiary continues and for a period of time (not to exceed 90 days or, if longer, such other period as required by applicable law) after your Termination of Service as may be specified by the Company. Retention Rights Your award of PSUs or this Agreement does not give you the right to be retained by the Company, or any parent or Subsidiary of the Company, in any capacity. The Company and its parents and Subsidiaries reserve the right to terminate your service at any time, with or without cause. Adjustments Upon the occurrence of the events described in Article VIII of the Plan, the Number of PSUs Granted and the calculation of 1 NTD: Dhiren would be required to submit an election form during an open trading window to implement a sell-to-cover arrangement for the payment of withholding taxes. 9 the Implied Equity Value of the Company may be equitably adjusted, modified or terminated in accordance with the Plan. Effect of Significant Corporate Transactions If the Company is a party to a merger, consolidation, or other transactions described in Article VIII of the Plan, then your PSUs will be subject to the applicable provisions of Article VIII of the Plan; provided that Section 8.2(f) of the Plan (or any similar provision) will not be applied to the PSUs. Recoupment Policy This award, and the Shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect on the date hereof or that is required by law to be adopted after the date hereof, including the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation. Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). The Plan and Other Agreements The text of the Plan is incorporated in this Agreement by reference. In the event the terms of this Agreement limit, modify or address an area of discretion or otherwise conflict with the Plan, the terms of this Agreement will control. The Plan, this Agreement and the Notice of PSU Award constitute the entire understanding between you and the Company regarding these PSUs. Any prior agreements, commitments or negotiations concerning these PSUs are superseded. To the extent permitted by the Plan, this Agreement may be amended or otherwise suspended or terminated at any time by the Administrator or the Board; provided, that no amendment, suspension or modification may adversely affect the PSUs in any material respect without the prior written consent of the Participant. In the event that any provision of the Notice of PSU Award or this Agreement is held invalid or unenforceable, then the applicable provision will be severable from, and any invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Notice of PSU Award or this Agreement. By Acknowledging and Accepting this Agreement, you agree to all of the  terms and conditions described above and in the Plan. 10